Exhibit 99.1

Press Release
February 11, 2025	Contact Information:
For Immediate Release	Dave Pauli
Chief Financial Officer 414.223.7770

Zurn Elkay Water Solutions Announces Launch of Public Offering of Common Stock by Selling Stockholder

MILWAUKEE, WI – February 11, 2025 Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Zurn Elkay Water Solutions Corporation (“Zurn Elkay”) announced today the launch of an underwritten public offering by a certain former Elkay stockholder, Ice Mountain LLC (the “selling stockholder”), of 7,750,000 shares of Zurn Elkay’s common stock, par value $0.01 per share (“common stock”), of which Zurn Elkay intends to repurchase from the underwriters approximately $50,000,000 of such shares of common stock. The underwriters will have a 30-day option to purchase up to an additional 1,162,500 shares of common stock from the selling stockholder. Zurn Elkay will not sell any common stock in the offering and will not receive any proceeds from the sale of the shares of common stock by the selling stockholder in this offering.

Evercore ISI is acting as the lead joint book-running manager. Baird is acting as an additional book-running manager. BNP Paribas, Deutsche Bank Securities, Mizuho, Oppenheimer & Co., and Stifel are acting as co-managers for the offering.

Zurn Elkay has filed a registration statement (including a base prospectus) on Form S-3 and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. The registration statement became effective upon filing on February 11, 2025. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement, and other documents Zurn Elkay has filed with the SEC for more complete information about Zurn Elkay and the offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting: Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at 888-474-0200, or by email at ecm.prospectus@evercore.com; or Baird, 777 East Wisconsin Avenue, Milwaukee, WI 53202, Attention: Syndicate Department, Telephone: 800-792-2473, Email: syndicate@rwbaird.com.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Zurn Elkay Water Solutions

Named one of America’s Most Responsible Companies and one of America’s Greenest Companies by Newsweek and one of the World’s Best Companies for Sustainable Growth by TIME , Zurn Elkay Water Solutions is headquartered in Milwaukee, WI, and is a growth-oriented, pure-play water management business that designs, procures, manufactures and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products and filtered drinking water products for public and private spaces. Learn more at www.zurnelkay.com.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in Zurn Elkay’s annual report on Form 10-K for the period ended December 31, 2024, as well as Zurn Elkay’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.